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                                                                   EXHIBIT 10.40


                               SYBRON CORPORATION
                           DEFERRED COMPENSATION PLAN


1.       Purposes

         Sybron Corporation (the "Company") has adopted this Deferred Compensation Plan (the "Plan") for the benefit of key employees (the "Participants") of the Company or its subsidiaries who wish to defer the receipt of eligible earnings which they may otherwise be entitled to receive from the Company. The purposes of the Plan are to assist Participants with their individual tax and retirement income planning and to permit the Company to remain competitive in attracting, retaining, motivating and rewarding key employees.

2.       Plan Administrator

         The Plan shall be administered by the Compensation/Stock Option Committee of the Board of Directors of the Company (the "Administrator"). The Administrator shall have all authority that may be appropriate for administering the Plan, including adopting rules and regulations for carrying out the Plan, interpreting the provisions of the Plan and determining the eligibility of employees to participate in the Plan, the types of compensation that may be deferred and a Participant's entitlement to benefits. No member of the Administrator shall act on any matter relating specifically to himself.

3.       Eligibility

         This Plan covers only a select group of management or highly compensated employees of the Company or its subsidiaries as designated from time to time by the Administrator. The Plan will initially cover Company officers and subsidiary presidents.

4.       Amount of Deferral

         The Administrator shall identify which types of compensation are eligible for deferral under the Plan. The Administrator may establish limits regarding the amount or percentages of compensation that may be deferred (e.g. 10-50% of base salary).

5.       Time for Electing Deferral

         An election to defer any eligible compensation earned after the fiscal year ending September 30, 1993 shall be made prior to the time that the services to which the compensation relates are performed. An election to defer any amount to be earned for the fiscal year ending September 30, 1993 shall be made on or before August 31, 1993, provided that a deferral may be elected only with respect to a bonus or other income


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whose amount has not been ascertained or the services to which the compensation relates have not been performed as of the Plan's adoption date. Deferral elections shall be made annually in accordance with the procedures set forth in
Section 6. A separate deferral election shall be required for each fiscal year.

6.       Manner of Electing Deferral

         A Participant shall elect a deferral by giving written notice to the Administrator in a form prescribed by the Administrator. The notice shall include (a) the amount or percentage to be deferred; and (b) the compensation to which the deferral relates.

7.       Investments/Participant Accounts

         The Company shall establish a rabbi trust, whose terms shall be a part of this Plan, to hold all compensation deferred under the Plan and the earnings thereon. The trust fund may be invested by the trustee, by another investment manager appointed by the Administrator or by a combination of both, as determined by the Administrator.

         For each Participant there shall be established a Participant Account which shall be credited with the amounts deferred on behalf of that Participant plus his share of trust earnings on the accumulated deferrals. Participant Accounts shall be valued on each September 30, and on such other date or dates as the Administrator may determine. All amounts credited to Participant Accounts shall be fully vested at all times, except for the possible claims of the Company's general creditors. Amounts shall not be subject to forfeiture on account of any action by a Participant or by the Company, including termination of employment.

8.       Payment of Deferred Amounts

         No distribution or withdrawal may be made from a Participant Account except as provided in this Section 8 or Section 9. Payments from an Account shall commence on the first of the month following a Participant's death, disability, retirement or other termination of employment from the Company and shall be made in 120 monthly installments. The first installment shall equal the value of the Participant Account at such time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of monthly installments to be made (120). Subsequent installments shall equal the value of the Participant Account as of the last valuation date preceding the installment which is to be paid multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of remaining installments. The Administrator, in its sole discretion, shall have the right to accelerate any such payments or to make payment of the balance in a Participant Account in a lump sum.

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9.       Designation of Beneficiary

         A Participant may designate the beneficiary or beneficiaries to receive any balance in the Participant's Account which may remain unpaid at the Participant's death. Such designation shall be effective by filing a written notification with the Administrator and may be changed from time to time by similar action. If no such designation is made, the Participant's estate shall be deemed the Participant's beneficiary. The Participant's Account shall be paid in 120 monthly installments or, if the Participant has commenced to receive benefits prior to death, the balance of the 120-month period; provided that the Administrator, in its sole discretion, shall have the right to accelerate any such payments or to make payment of the balance in a Participant Account in a lump sum.

10.      Participant's Rights Unsecured

         The maintenance of individual Participant Accounts is for bookkeeping purposes only. No Participant shall have any property rights in any particular assets held under the rabbi trust or by the Company, whether or not held for the purpose of funding the Company's obligations. The right of any Participant or his beneficiary to receive benefits under this Plan shall be an unsecured claim against the general assets of the Company.

11.      Change in Control

         In the event of a change in control, all Participants who have terminated employment shall have their Participant Accounts paid out to them immediately in a lump sum. Any Participants who have not terminated employment prior to a change in control shall have their Participant Account paid out to them in a lump sum payment immediately following this termination of employment. For purposes of this section, the term "change in control" shall have the meaning given it in the Company's 1993 long-term incentive plan.

12.      Statement of Account

         Statements will be sent to a Participant no less frequently than annually as to the value of his Participant Account.

13.      Transferability

         The rights of a Participant under this Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. A Participant's right to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary.


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14.      Amendment

         This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's accruals in his Participant Account.

15.      Taxes

         To the extent required by the law in effect at the time payments are made, taxes required to be withheld by the federal or any state or local government shall be withheld from the payments made hereunder.

16.      Claims Procedure

         If the Participant or the Participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of any expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 60 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the sixty (60) day period stating that special circumstances require an extension of time for decision. The notice of the Administrator's decision shall be in writing, sent by mail to Claimant last known address, and, if denial of the claim, must contain the following information:

          (a)  the specific reason for the denial;

          (b) specific reference to pertinent provisions of the Plan on which the denial is based; and

          (c) If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

17.      Review Procedure

         A Claimant is entitled to request a review of any denial of his claim by the Administrator. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or his representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

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         If the request for review by a Claimant concerns the interpretation and application of the provisions of this Plan and the Company's obligations, then the review shall be conducted by the entire Board of Directors. The Board shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of this Agreement.

18.      Governing Law

         This Plan and any Participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of Delaware.

19.      Effective Date

         The effective date of this Plan is the signature date specified below.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan document on its behalf this 8th day of September, 1993.


                                                 SYBRON CORPORATION

                                                 By:    R. Jeffrey Harris   /ss
                                                        ------------------------

                                                 Title: Vice President
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